UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AMETEK, Inc. (the “Company”) was held on May 4, 2016. The following matters were voted on at the Annual Meeting and received the number of votes indicated:

1)	Election of Directors. The following nominees were elected to the Board of Directors for a term expiring in 2019:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ruby R. Chandy	195,536,264	1,498,629	403,400	14,243,291
Steven W. Kohlhagen	195,512,119	1,532,837	393,337	14,243,291

Of the remaining six Board members, Anthony J. Conti, Frank S. Hermance and Gretchen W. McClain terms expire in 2017 and James R. Malone, Elizabeth R. Varet and Dennis K. Williams terms expire in 2018.

2)	Approval of the Material Terms of the Performance Goals in the Company’s 2011 Omnibus Incentive Compensation Plan. The Stockholders approved the material terms of the performance goals included in the Company’s 2011 Omnibus Incentive Compensation Plan applicable to performance-based awards. Stockholders approved the plan in 2011, but this re-approval was necessary for continued compliance with the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
191,969,663	5,036,215	432,415	14,243,291

3)	Advisory Approval of the Company’s Executive Compensation. The Stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
192,289,004	4,384,971	764,318	14,243,291

4)	Ratification of Appointment of Independent Registered Public Accounting Firm. The Stockholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2016. The result of the vote was as follows:

Votes For	Votes Against	Abstain
209,594,401	1,810,871	276,312

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

May 5, 2016	By:	/s/ William J. Burke

Name: William J. Burke
Title: Senior Vice President - Comptroller & Treasurer